Exhibit 24
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS: That the undersigned officers and directors of Princeton National Bancorp, Inc., a Delaware corporation, do hereby constitute and appoint Thomas D. Ogaard and Todd D. Fanning, and each of them, the lawful attorneys and agents or attorney and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933 as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement on Form S-8 relating to an amendment to increase the number of shares of common stock available under the Citizens First National Bank 401(k) & Profit Sharing Plan approved by the Board of Directors on September 22, 2010. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents or any of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite his name.

Signature	Title	Date
/s/ Thomas D. Ogaard
Thomas D. Ogaard	Chief Executive Officer and Director (Principal Executive Officer)	September 24, 2010

/s/ Todd D. Fanning
Todd D. Fanning	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	September 24, 2010

Craig O. Wesner	Director

/s/ Gretta E. Bieber
Gretta E. Bieber	Director	September 24, 2010

/s/ Gary C. Bruce
Gary C. Bruce	Director	September 27, 2010

/s/ Sharon L. Covert
Sharon L. Covert	Director	September 27, 2010

/s/ John R. Ernat
John R. Ernat	Director	September 24, 2010

/s/ Mark Janko
Mark Janko	Director	September 27, 2010

/s/ Willard O. Lee Willard O. Lee	Director	September 24, 2010

/s/ Stephen W. Samet
Stephen W. Samet	Director	September 24, 2010

Ervin I. Pietsch	Director